UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 21, 2012

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue, Boston, Massachusetts	02111
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

Iron Mountain Incorporated (the “Company”) issued today 17.04 million shares of common stock, par value $0.01 per share (the “Common Stock”), and paid an aggregate of approximately $140.0 million in connection with the payment of the Company’s previously announced special dividend of $700 million, or approximately $4.06 per share (the “Special Dividend”). The Special Dividend represents a significant part of the distribution that would eventually be required should the Company successfully convert to a real estate investment trust.

The Special Dividend is payable today to stockholders of record as of the close of business on October 22, 2012. Stockholders who elected to receive payment of the Special Dividend in cash will receive approximately $1.14 per share of their payment, or 28%, in cash and approximately $2.92 per share, or 72%, in shares of Common Stock. All other stockholders will receive 100% of their payment in shares of Common Stock. Stockholders will also receive cash in lieu of fractional shares, if any. The number of shares to be issued was determined based upon the average closing price on the three trading days following November 14, 2012, or $32.87 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Ernest W. Cloutier
Name:	Ernest W. Cloutier
Title:	Executive Vice President and General Counsel

Date: November 21, 2012